                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        ------------------------------


      Date of Report (Date of earliest event reported): NOVEMBER 26, 1996
                                                        -----------------



                            ASTEA INTERNATIONAL INC.
               (Exact name of Registrant as specified in charter)



         DELAWARE                      0-26330             23-2119058
----------------------------   -----------------------  ------------------
(State or other jurisdiction)  (Commission file number)  (IRS employer
   of incorporation)                                    identification no.)


                  455 BUSINESS CENTER DRIVE, HORSHAM, PA 19044
                  --------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (215) 682-2500
                                 --------------
              (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS
          ------------

     Astea International Inc. ("Astea") has agreed with Per Edstrom, Orjan Grinndal, and Henrik Lindberg (the "Sellers") to amend certain terms of the Share Purchase Agreement, the Registration Rights Agreement, and the Escrow Agreement among Astea and the Sellers, each dated June 20, 1996 (collectively, the "Agreements"). Astea and the Sellers had executed the Agreements in connection with Astea's purchase of all of the outstanding shares of Abalon AB, a Swedish company, from the Sellers on June 20, 1996 (the "Purchase"). Astea reported the Purchase and the pro forma financial statements relating to the Purchase by means of a Current Report on Form 8-K dated July 12, 1996 and an amended Current Report on Form 8-K/A dated September 11, 1996.

     The agreement effecting the foregoing amendments, dated November 26, 1996 (the "Amendment Agreement"), accelerates Astea's obligation to register for resale the shares of Astea's common stock issued to the Sellers in connection with the Purchase (the "Sellers' Shares"), waives certain contractual restrictions against transfer of the Sellers' Shares, imposes certain other contractual restrictions regarding the disposition of the Sellers' Shares and provides for certain additional consideration to the Sellers and Astea in connection with the Amendment Agreement. The foregoing description of the Amendment Agreement is qualified in its entirety by reference to the full text of the Amendment Agreement, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
          ------------------------------------------------------------------

     (c)  Exhibit
          -------

          7.01 Amendment Agreement, dated November 26, 1996, among Astea International Inc., Per Edstrom, Orjan Grinndal, and Henrik Lindberg.

                                       2
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized

                                       ASTEA INTERNATIONAL INC.



Dated: November 26, 1996               By:/s/ Caesar J. Belbel
                                          --------------------
                                       Vice President, General Counsel
                                       and Secretary